UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 28, 2022

ALPINE AUTO BROKERS INC.

(Exact Name of Registrant as Specified in its Charter)

BALINCAN INTERNATIONAL INC.

(Previous name)

Nevada	333-204161	38-3970138
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

(646) 768-8417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.01 Changes in Control of Registrant.

On February 9, 2022, as a result of a private transactions, 10,000,000 shares of Series A Preferred Stock, $0.001 par value per share (the “Shares”) of Alpine Auto Brokers Inc. (formerly Balincan International Inc.), a Nevada corporation (the “Company”), were transferred from Custodian Ventures, LLC to MetaVerse Investment Group (the “Purchaser”). As a result, the Purchaser became the holder of 90% of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company, and became the controlling shareholder. The consideration paid for the Shares was $420,000, with $20,000 being held back pending certain public filings of the Company. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, David Lazar released the Company from all debts owed to him and/or Custodian Ventures, LLC.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2022, the existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director. At the effective date of the transfer, Zibin Xiao consented to act as the new Chief Executive Officer, President, and member of the Board of Directors. Also on February 9, 2022, Zonghan Wu consented to act as the new CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

Zibin Xiao, CEO – From October 2020 to the present, Zibin Xiao has been the project supervisor at the Istanbul, Turkey Star River decoration project. From July 2019 to December 2019, he was the project supervisor at the Manila, Philippines Star River project. From July 2017 to June 2019, Zibin Xiao was the vice-general manager at the Chuxiang decoration project in Dongguan City, Guangdong Provine. From June 2016 to July 2017, he was the general manager assistant at the Hunan Baisheng decoration Dongguan branch. Zibin Xiao received his Bachelor’s degree from Chingqing Southwest University of Political Sciense and Law in 2008.

Zonghan W, CFO – Mr. Wu holds a Bachelor of Commerce degree from the University of Auckland in New Zealand. He worked for Opus International Consultants as a Business Analyst in New Zealand from 2004 to 2007. He worked for Nestle as a Commercial Analyst from 2008 to 2011. Currently he is Managing Director of Shanghai JAZ Management Consulting Co. Ltd in Shanghai. He is Company Secretary of Alliance Recovery Corp., Director and Company Secretary of ACC Aviation Holdings Ltd, Director and Company Secretary of SSHT S&T Group Ltd.

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On January 28, 2022, the Company, amended its articles of incorporation change its name back to Alpine Auto Brokers Inc. The change was made because the Company failed to complete its prior name change with FINRA.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment, filed with the Secretary of State of the State of Nevada on January 28, 2022.
99.1	STOCK PURCHASE AGREEMENT, dated February 9, 2022, by and between Custodian Ventures,. LLC and MetaVerse Investment Group
99.2	DIRECTORS RESOLUTIONS, dated February 9, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 11, 2022

HEALTH REVENUE ASSURANCE HOLDINGS, INC.

/s/ Zibin Xiao
By:	Zibin Xiao
Title:	CEO

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